Exhibit 99.1

TARGET
DULLES
EXECUTIVE
PLAZA

Inland American
REAL ESTATE TRUST, INC.

INVESTMENT **DIVERSITY** = Opportunities

4Q 2010 *Flash*Report

All Data as of Dec. 31, 2010

PORTFOLIO SUMMARY

Total Assets	$11.4 billion
Total Cash	$268 million
Total Distributions Since Inception	$1.5 billion
Number of Properties (a)	980
Mortgage Loans to Total Assets	48%
Current Annualized Distribution Rate*	5.0%

(a) Owned directly or indirectly through joint ventures
*Yield based on $10.00 share price

TOP TEN TENANTS

Tenant	% of Total Annualized Income
SunTrust Banks	8.6%
AT&T	7.2%
Citizens Banks	3.2%
Sanofi-Aventis U.S.	2.5%
United Healthcare Services	2.5%
C&S Wholesaler Grocers	2.3%
Atlas Cold Storage	2.0%
Stop-n-Shop	1.6%
Cornell Corrections	1.6%
Lockheed Martin Corp.	1.6%

**74% of Top 10 Revenue Tenants are Rated Investment Grade*

2010 COMPANY HIGHLIGHTS

- Largest non-traded REIT, with over 185,000 stockholders, in a $70 billion industry.
- Selectively acquired approximately $897 million of high quality commercial real estate in 2010.
- Retired, refinanced, or secured financing on $1.4 billion in debt.
- During 2010, declared distributions totaling $418 million or $0.50 per share on an annualized basis.
- Demonstrated strong leasing activity with 400 signed leases across the portfolio in 2010.
- Maintained strong occupancy rates throughout the portfolio:
  - **Retail – 93%**
  - **Office – 93%**
  - **Industrial – 95%**
  - **Lodging – 69%**
  - **Multi-Family – 90%**

DISTRIBUTION COVERAGE

In millions	2010	2009
Cash flow from operations	$ 357	$ 369
Distributions from unconsolidated entities	$ 32	$ 32
Gain on sales of properties	$ 55	$ ---
Retained earnings	$ ---	$ 4
Total	**$444**	**$405**
Distributions declared	$ 418	$ 405
Distributions declared per share	$0.50	$0.50

A Program Sponsored by
Inland Real Estate Investment Corporation

The Track Record Company™

TARGET
DULLES EXECUTIVE PLAZA

CORE PORTFOLIO ALLOCATION


Lodging
$2.4B
25%
Industrial
$944M
10%
Retail
$3.7B
39%
Office
$1.7B
18%
Multifamily
$798M
8%

*Percentages shown are of Core Assets, which comprise 85% of Total Assets

RETAIL PROPERTY OVERVIEW

735 Properties · 21.6 Million Square Feet

- 79% of the portfolio is anchored by necessity-based retailers such as Kroger, Target and Albertsons
- About 80% of the portfolio is multi-tenant, 20% is single tenant with long-term stable rents

LODGING PROPERTY OVERVIEW

99 Properties · 15,380 Rooms

- $78 RevPAR – over 35% above the U.S. average
- 86% of the portfolio are Upscale or Upper Upscale priced hotels such as Hilton Garden Inn & Courtyard by Marriott

OFFICE PROPERTY OVERVIEW

47 Properties · 10.6 Million Square Feet

- Revenue of $189 million in 2010
- Superior credit and high profile tenants, and manageable five-year lease rollover rates

INDUSTRIAL PROPERTY OVERVIEW

72 Properties · 16.0 Million Square Feet

- Revenue of $92 million in 2010
- Over 95% of the portfolio is leased by single tenants with long-term stable rents

MULTI-FAMILY PROPERTY OVERVIEW

27 Properties · 9,790 units

- Average age of properties is under 8 years and same-property occupancy reached 91% in 2010

2010 HIGHLIGHT ACQUISITIONS

Lodging Portfolio

Courtyard by Marriott - Waterfront, Pittsburgh, PA



One of 4 hotels purchased for $80 million on June 3, 2010

Retail Portfolio

Sarasota Pavilion, Sarasota, FL


BED BATH &
BEYOND

One of 16 shopping centers purchased for $424 million on March 4, 2010 – 324,985 sq. ft.

Inland American
REAL ESTATE TRUST, INC.

CONTACT
Inland Customer Service
custserv@inland-investments.com
800.826.8228

The statements and certain other information contained herein, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "continue," "remains," "intend," "aim," "towards," "should," "prospects," "could," "future," "potential," "believes," "plans," "likely," "anticipate," "position," "probable," "committed," "achieve," and "focused," or the negative thereof or other variations thereon or comparable terminology, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

This material is neither an offer to sell nor a solicitation of an offer to buy any security. Consult Inland American's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of the specific risks. The companies depicted in the photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization, or approval of Inland American by the companies. Further, none of these companies are affiliated with the Inland American in any manner. The Inland name and logo are registered trademarks being used under license.

www.inlandamerican.com 800.826.8228